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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2000 Equity Incentive Plan and the 2000 Employee Stock Purchase Plan of Lightspan, Inc., and the 1992 Stock Option Plan of Academic Systems Corporation, of our report dated March 9, 2000, with respect to the consolidated financial statements of Lightspan, Inc., included in its Annual Report on Form 10-K for the year ended January 31, 2000, filed with the Securities and Exchange Commission.



                                                          /s/  ERNST & YOUNG LLP

                                                               ERNST & YOUNG LLP

San Diego, California
June 5, 2000